EXHIBIT 2.1

SECOND AMENDMENT TO PURCHASE AND ASSUMPTION AGREEMENT

THIS AMENDMENT TO PURCHASE AND ASSUMPTION AGREEMENT, made and entered into as of September 18, 2009 by and among the FEDERAL DEPOSIT INSURANCE CORPORATION, RECEIVER OF IRWIN UNION BANK AND TRUST COMPANY, COLUMBUS, INDIANA (the “Receiver”), FIRST FINANCIAL BANK, NATIONAL ASSOCIATION, organized under the laws of the United States of America and having its principal place of business in HAMILTON, OHIO (the “Assuming Bank”), and the FEDERAL DEPOSIT INSURANCE CORPORATION, organized under the laws of the United States of America and having its principal office in Washington, D.C., acting in its corporate capacity (the “Corporation”).

WITNESSETH:

WHEREAS, on September 18, 2009, the State of Indiana, Indiana Department of Financial Institutions closed Irwin Bank and Trust Company, Columbus, Indiana (the “Failed Bank”) pursuant to applicable law and appointed the Receiver;

WHEREAS, on September 18, 2009, the parties hereto entered into a Purchase and Assumption Agreement (the “Agreement”) whereby the Assuming Bank purchased certain assets and assumed certain deposit and other liabilities of the Failed Bank on the terms and conditions set forth in the Agreement; and

WHEREAS, the parties desire to amend this Agreement on the terms and subject to the conditions set forth in this Amendment to Purchase and Assumption Agreement.

NOW THEREFORE, in consideration of the mutual promises herein set forth and other valuable consideration, the parties hereto agree as follows:

SECTION 3.5 of the Agreement is hereby amended to insert the following clause as new subsection 3.5(q):

“(q)  the stock or other equity interest in Irwin Union Collateral, Inc.”

All applicable supporting Schedules and Exhibits shall also be deemed to have been amended to effect Section 3.5(q) of the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Purchase and Assumption Agreement to be executed by their duly authorized representatives as of the date first written above.

FEDERAL DEPOSIT INSURANCE CORPORATION, RECEIVER OF IRWIN UNION BANK AND TRUST COMPANY, COLUMBUS, INDIANA

BY:	/s/ Steven A. Carr
STEVEN A. CARR
RECEIVER-IN-CHARGE

Attest:

/s/James O. Phillips

FEDERAL DEPOSIT INSURANCE CORPORATION

BY:	/s/ Steven A. Carr
STEVEN A. CARR ATTORNEY-IN-FACT

Attest:

/s/James O. Phillips

FIRST FINANCIAL BANK, NATIONAL ASSOCIATION

BY:	/s/ Claude E. Davis
NAME: CLAUDE E. DAVIS TITLE: President & Chief Executive Officer

 Attest:

/s/Gregory A. Gehlmann